Exhibit 10.1

AMENDMENT AGREEMENT No. 1
(to the Shipbuilding Contracts for Hull No. 2781 and 2783)

This Agreement is made on this 11th day of March, 2014

By and between

DHT HOLDINGS, INC. (the “BUYER”) and Hyundai Heavy Industries Co., Ltd. (the “BUILDER”) in connection with the Shipbuilding Contracts(the “CONTRACT(S)”) dated February 14, 2014 having the BUILDER’s Hull No. 2781 and 2783 for the construction of 300,000 DWT Class Crude Oil Carrier (the “VESSEL(S)”).

WHEREAS

(A)
The BUYER has requested the BUILDER to change the building yard of the VESSELS from BUILDER’s shipyard in Gunsan, Korea (the “Gunsan Shipyard”) to BUILDER’s shipyard in Ulsan, Korea (the “Ulsan Shipyard”) and advance the Delivery Dates of the VESSELS.

(B)	The BUILDER is willing to accept such request against a compensation by the BUYER to the BUILDER for the change of building yard and the advance of delivery schedule for the VESSELS.

NOW THEREFORE, in consideration of mutual covenants and premises contained herein, both parties hereto agree to amend the CONTRACTS as set forth below;

1.	Change of Building Yard and Delivery Date

Hull No.	Before this AGREEMENT		After this AGREEMENT
	Delivery Date	Building Yard	Delivery Date	Building Yard
2781	September 30, 2016	Gunsan	November 25, 2015	Ulsan
2783	November 30, 2016	Gunsan	January 25, 2016	Ulsan

2.	Compensation

The BUYER hereby agrees to pay, as a compensation for the change of building yard and the advance of delivery schedule for the VESSELS as described in Clause 1 hereinabove, U.S. Dollars One Million Five Hundred Thousand (US$ 1,500,000) per VESSEL to the BUILDER, which shall be paid together with the fifth (5th) instalment under each CONTRACT.

3.	Notice

Article XIX(Notice) of the CONTRACTS of the VESSELS shall be read as those of Hull Nos. 2748/2749/2750/2782.

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4.	Other contract terms and conditions

Save as above, all other terms and conditions in the CONTRACTS shall remain unchanged and in full force and effect and this AGREEMENT shall be integral part of the CONTRACTS.

5.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed by the English law and the parties hereto respectively submit to the non-exclusive jurisdiction of the Courts of England.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

For and on behalf of the BUYER	For and on behalf of the BUILDER

By:	/s/ Trygve P. Munthe	By:	/s/ S.Y. Park
Name:	Trygve P. Munthe	Name:	S. Y. Park
Title:	President	Title:	Attorney-in-fact

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